UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11499	04-2916536
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 8, 2011, Timothy P. Horne, the controlling stockholder of Watts Water Technologies, Inc. (the “Company”), established a pre-arranged plan to sell shares of class A common stock, par value $.10 per share, of the Company (“Class A Common Stock”) in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Horne’s plan provides that over a six-month period, up to 100,000 shares of Class A Common Stock may be sold. 69,490 of the shares subject to the plan were sold on March 9, 2011.

Rule 10b5-1 permits insiders to implement a written plan to sell stock when they are not aware of material non-public information and continue to sell shares in accordance with the predetermined plan, even if they subsequently become aware of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2011	WATTS WATER TECHNOLOGIES, INC.

By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel